N E W S R E L E A S E

CONTACT: Paul Seavey	FOR IMMEDIATE RELEASE
(800) 247-5279	January 24, 2022

ELS REPORTS FOURTH QUARTER RESULTS
Continued Strong Performance;
Provides 2022 Guidance and Increases Annual Dividend

CHICAGO, IL – January 24, 2022 – Equity LifeStyle Properties, Inc. (NYSE: ELS) (referred to herein as “we,” “us,” and “our”) today announced results for the quarter and year ended December 31, 2021. All per share results are reported on a fully diluted basis unless otherwise noted.
Financial Results for the Quarter and Year Ended December 31, 2021
For the quarter ended December 31, 2021, total revenues increased $53.4 million, or 19.6 percent, to $325.3 million compared to $271.9 million for the same period in 2020. For the quarter ended December 31, 2021, net income available for Common Stockholders increased $0.9 million, or $0.01 per Common Share, to $65.5 million, or $0.36 per Common Share, compared to $64.6 million, or $0.35 per Common Share, for the same period in 2020.
For the year ended December 31, 2021, total revenues increased $180.3 million, or 16.5 percent, to $1,271.7 million compared to $1,091.4 million for the same period in 2020. For the year ended December 31, 2021, net income available for Common Stockholders increased $34.2 million, or $0.18 per Common Share, to $262.5 million, or $1.43 per Common Share, compared to $228.3 million, or $1.25 per Common Share, for the same period in 2020.
Non-GAAP Financial Measures and Portfolio Performance
For the quarter ended December 31, 2021, Funds from Operations (“FFO”) available for Common Stock and OP Unit holders increased $14.1 million, or $0.07 per Common Share, to $123.0 million, or $0.64 per Common Share, compared to $108.9 million, or $0.57 per Common Share, for the same period in 2020. For the year ended December 31, 2021, FFO available for Common Stock and OP Unit holders increased $79.2 million, or $0.41 per Common Share, to $485.6 million, or $2.52 per Common Share, compared to $406.4 million, or $2.11 per Common Share, for the same period in 2020.
For the quarter ended December 31, 2021, Normalized Funds from Operations (“Normalized FFO”) available for Common Stock and OP Unit holders increased $14.7 million, or $0.07 per Common Share, to $123.6 million, or $0.64 per Common Share, compared to $108.9 million, or $0.57 per Common Share, for the same period in 2020. For the year ended December 31, 2021, Normalized FFO available for Common Stock and OP Unit holders increased $70.3 million, or $0.36 per Common Share, to $489.0 million, or $2.53 per Common Share, compared to $418.7 million, or $2.17 per Common Share, for the same period in 2020.
For the quarter ended December 31, 2021, property operating revenues, excluding deferrals, increased $34.7 million to $296.6 million, compared to $261.9 million for the same period in 2020. For the year ended December 31, 2021, property operating revenues, excluding deferrals, increased $134.2 million to $1,185.6 million, compared to $1,051.4 million for the same period in 2020. For the quarter ended December 31, 2021, income from property operations, excluding deferrals and property management, increased $19.5 million to $172.4 million, compared to $152.9 million for the same period in 2020. For the year ended December 31, 2021, income from property operations, excluding deferrals and property management, increased $75.2 million to $682.0 million, compared to $606.8 million for the same period in 2020.

i

For the quarter ended December 31, 2021, Core property operating revenues, excluding deferrals, increased approximately 7.8 percent and Core income from property operations, excluding deferrals and property management, increased approximately 8.2 percent compared to the same period in 2020. For the year ended December 31, 2021, Core property operating revenues, excluding deferrals, increased approximately 8.3 percent and Core income from property operations, excluding deferrals and property management, increased approximately 8.8 percent compared to the same period in 2020.
Business Updates
Pages 1 and 2 of this Earnings Release and Supplemental Financial Information provide an update on operations and 2022 guidance.
Investment Activity
In November and December 2021, we completed the acquisitions of Hope Valley, a 164-site RV community located in Turner, Oregon, and Lake Conroe, a 261-site RV community in Montgomery, Texas, for an aggregate purchase price of $31.9 million.
In November 2021, we acquired an 80% equity interest in RVC Outdoor Destinations, an entity owning six operating RV communities containing 988 sites with a total value of $105.0 million.
As part of our strategy to expand owned communities with additional developed sites, during the quarter ended December 31, 2021, we completed the acquisitions of two parcels of land adjacent to two of our properties for an aggregate purchase price of $27.2 million.
In December 2021, we completed the acquisition of MHVillage/Datacomp for a purchase price of $43 million. MHVillage is the premier online marketplace dedicated to manufactured home buying and selling. Datacomp provides independent, market-based valuations for manufactured homes in land lease communities.
These acquisitions were funded with available cash, proceeds from our line of credit, and net proceeds from sales of common stock under our at-the-market (“ATM”) equity offering program as discussed further below.
2022 Dividends
Our Board of Directors has approved setting the annual dividend rate for 2022 at $1.64 per share of common stock, an increase of 13.1%, or $0.19, over the current $1.45 per share of common stock for 2021. Our Board of Directors, in its sole discretion, will determine the amount of each quarterly dividend in advance of payment.
Balance Sheet Activity
During the quarter ended December 31, 2021 and through January 4, 2022, we sold approximately 2.0 million shares of our common stock under our ATM equity offering program with a weighted average price of $84.80 per share for net proceeds of $166.4 million.

In January 2022, we entered into a $200.0 million unsecured term loan agreement. The term of the loan is five years and bears interest at a rate of Secured Overnight Financing Rate ("SOFR") plus approximately 1.30% to 1.80%, depending on leverage levels.

Proceeds generated from the ATM equity offering and the unsecured term loan were used to fund fourth quarter 2021 acquisition activity and repay a portion of the outstanding balance on the line of credit. As of January 24, 2022, the line of credit has an outstanding balance of $69.0 million.

ii

About Equity LifeStyle Properties
We are a self-administered, self-managed real estate investment trust (“REIT”) with headquarters in Chicago. As of January 24, 2022, we own or have an interest in 444 quality properties in 35 states and British Columbia consisting of 169,296 sites.
For additional information, please contact our Investor Relations Department at (800) 247-5279 or at investor_relations@equitylifestyle.com.
Conference Call
A live webcast of our conference call discussing these results will take place tomorrow, Tuesday, January 25, 2022, at 10:00 a.m. Central Time. Please visit the Investor Relations section at www.equitylifestyleproperties.com for the link. A replay of the webcast will be available for two weeks at this site.
Forward-Looking Statements
In addition to historical information, this press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used, words such as "anticipate," "expect," "believe," "project," "intend," "may be" and "will be" and similar words or phrases, or the negative thereof, unless the context requires otherwise, are intended to identify forward-looking statements and may include without limitation, information regarding our expectations, goals or intentions regarding the future, and the expected effect of our acquisitions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, including, but not limited to:
•our ability to control costs and real estate market conditions, our ability to retain customers, the actual use of sites by customers and our success in acquiring new customers at our properties (including those that we may acquire);
•our ability to maintain historical or increase future rental rates and occupancy with respect to properties currently owned or that we may acquire;
•our ability to attract and retain customers entering, renewing and upgrading membership subscriptions;
•our assumptions about rental and home sales markets;
•our assumptions and guidance concerning 2022 growth rates and Net Income and Normalized FFO per share data;
•our ability to manage counterparty risk;
•our ability to renew our insurance policies at existing rates and on consistent terms;
•in the age-qualified properties, home sales results could be impacted by the ability of potential home buyers to sell their existing residences as well as by financial, credit and capital markets volatility;
•results from home sales and occupancy will continue to be impacted by local economic conditions, including an adequate supply of homes at reasonable costs, lack of affordable manufactured home financing and competition from alternative housing options including site-built single-family housing;
•impact of government intervention to stabilize site-built single-family housing and not manufactured housing;
•effective integration of recent acquisitions and our estimates regarding the future performance of recent acquisitions;
•the completion of future transactions in their entirety, if any, and timing and effective integration with respect thereto;
•unanticipated costs or unforeseen liabilities associated with recent acquisitions;
•our ability to obtain financing or refinance existing debt on favorable terms or at all;
•the effect of inflation and interest rates;
•the effect from any breach of our, or any of our vendors', data management systems;
•the dilutive effects of issuing additional securities;

iii

•the outcome of pending or future lawsuits or actions brought by or against us, including those disclosed in our filings with the Securities and Exchange Commission; and
•other risks indicated from time to time in our filings with the Securities and Exchange Commission.

Our guidance acknowledges the existence of volatile economic conditions, which may impact our current guidance assumptions. Factors impacting 2022 guidance include, but are not limited to the following: (i) the mix of site usage within the portfolio; (ii) yield management on our short-term resort and marina sites; (iii) scheduled or implemented rate increases on community, resort and marina sites; (iv) scheduled or implemented rate increases in annual payments under membership subscriptions; (v) occupancy changes; (vi) our ability to attract and retain membership customers; (vii) our ability to integrate and operate recent acquisitions in accordance with our estimates; (viii) completion of pending transactions in their entirety and on assumed schedule; (ix) ongoing legal matters and related fees; and (x) costs to restore property operations and potential revenue losses following storms or other unplanned events. In addition, these forward-looking statements, including our 2022 guidance are subject to risks related to the COVID-19 pandemic, many of which are unknown, including the duration of the pandemic, the extent of the adverse health impact on the general population and on our residents, customers, and employees in particular, its impact on the employment rate and the economy, the extent and impact of governmental responses, and the impact of operational changes we have implemented and may implement in response to the pandemic.

For further information on these and other factors that could impact us and the statements contained herein, refer to our filings with the Securities and Exchange Commission, including the “Risk Factors” section in our most recent Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q.

    These forward-looking statements are based on management's present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise.

iv

Supplemental Financial Information

Operations Update

We have continued our strong performance in 2021, as marked by these key operational and financial accomplishments:
•Normalized FFO per common share on a fully diluted basis was $2.53 for the year ended December 31, 2021, 17% higher than the year ended December 31, 2020.
•Core Portfolio generated growth of 9% in income from property operations, excluding deferrals and property management, for the year ended December 31, 2021 compared to the year ended December 31, 2020.
•MH occupancy within our Core Portfolio increased by 323 sites during the year ended December 31, 2021 from the year ended December 31, 2020.
•Manufactured homeowners within our Core Portfolio increased by 785 to 65,730 as of December 31, 2021 compared to 64,945 as of December 31, 2020.
•Added 1,037 expansion Sites to our Core Portfolio during the year ended December 31, 2021.
•RV Annual occupancy within our Core RV and Thousand Trails portfolios increased by 1,180 sites during the year ended December 31, 2021 from the year ended December 31, 2020.
•RV and MH rental income within our Core Portfolio increased by 12.9% and 4.7%, respectively, compared to December 31, 2020.
•Membership sales and expenses, consisting of membership upgrade sales and expenses, as well as commissions on camping and Trails Collection passes, contributed $12.5 million for the year ended December 31, 2021, an increase of $8.1 million, or 184%, compared to the year ended December 31, 2020.
•New home sales of 1,163 for the year ended December 31, 2021, which was the highest in company history.
•Acquired eleven marinas, six RV communities, an 80% equity interest in a joint venture with six RV communities, MHVillage/Datacomp and three land parcels adjacent to our properties with an aggregate value of approximately $800 million during the year ended December 31, 2021.
•Originated secured debt with gross proceeds of $270.0 million with a maturity of 10 years and an interest rate of 2.4% during the year ended December 31, 2021. We used these proceeds to repay $67.0 million of debt due to mature in 2022 at a weighted average rate of 5.1%. The remainder of the proceeds were used to repay a portion of the outstanding balance on the line of credit.
•Closed on an amended revolving line of credit with borrowing capacity of $500.0 million and a $300.0 million term loan during the year ended December 31, 2021.
•Sold approximately 1.7 million shares of our common stock under our ATM equity offering program with a weighted average price of $84.48 per share for net proceeds of $138.4 million during the year ended December 31, 2021.

4Q 2021 Supplemental Financial Information	1	Equity LifeStyle Properties, Inc.

2022 Guidance (1)

($ in millions except per share)

	First Quarter	Full Year
Net Income/share	$0.38 to $0.44	$1.56 to $1.66
FFO and Normalized FFO/share	$0.66 to $0.72	$2.64 to $2.74

Core Portfolio:
MH rate growth	4.4% to 4.6%	4.6% to 4.8%
RV Annual rate growth	4.6% to 4.8%	5.0% to 5.2%
Property operating revenue growth rate	7.3% to 7.9%	4.5% to 5.5%
Property operating expense growth rate	7.6% to 8.2%	3.2% to 4.2%
Income from property operations, excluding deferrals and property management growth rate	7.1% to 7.7%	5.4% to 6.4%

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(1)    First quarter and full year 2022 guidance ranges represent a range of possible outcomes and the midpoint reflects management's estimate of the most likely outcome. Actual growth rates and per share amounts could vary materially from growth rates and per share amounts presented above if any of our assumptions, including occupancy and rate changes, our ability to integrate and operate recent acquisitions and costs to restore property operations and potential revenue losses following storms or other unplanned events, is incorrect. See Forward-Looking Statements in this release for additional factors impacting our 2022 guidance assumptions.

4Q 2021 Supplemental Financial Information	2	Equity LifeStyle Properties, Inc.

Investor Information

Equity Research Coverage (1)
Bank of America Securities	Barclays	Berenberg Bank
Jeffrey Spector/ Joshua Dennerlein	Anthony Powell	Keegan Carl

BMO Capital Markets	Citi Research	Colliers Securities
John Kim	Michael Bilerman/ Nick Joseph	David Toti

Evercore ISI	Green Street Advisors	RBC Capital Markets
Steve Sakwa/ Samir Khanal	John Pawlowski	Brad Heffern

Robert W. Baird & Company	UBS
Wes Golladay	Michael Goldsmith

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1.Any opinions, estimates or forecasts regarding our performance made by these analysts or agencies do not represent our opinions, forecasts or predictions. We do not, by reference to these firms, imply our endorsement of or concurrence with such information, conclusions or recommendations.

4Q 2021 Supplemental Financial Information	3	Equity LifeStyle Properties, Inc.

Financial Highlights

(In millions, except Common Shares and OP Units outstanding and per share data, unaudited)

	As of and for the Three Months Ended
	Dec 31, 2021	Sept 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020
Operating Information
Total revenues	$325.3	$332.9	$317.4	$296.0	$271.9
Net income	$68.8	$74.1	$64.1	$69.0	$68.4
Net income available for Common Stockholders	$65.5	$70.6	$61.1	$65.2	$64.6
Adjusted EBITDAre (1)	$150.7	$150.8	$144.6	$147.9	$133.1
FFO available for Common Stock and OP Unit holders (1)(2)	$123.0	$124.5	$117.6	$120.6	$108.9
Normalized FFO available for Common Stock and OP Unit holders (1)(2)	$123.6	$124.5	$118.3	$122.6	$108.9
Funds Available for Distribution ("FAD") for Common Stock and OP Unit holders (1)(2)	$102.3	$106.1	$99.0	$111.0	$91.1

Common Shares and OP Units Outstanding (In thousands) and Per Share Data
Common Shares and OP Units, end of the period	194,946	192,852	192,847	192,779	192,710
Weighted average Common Shares and OP Units outstanding - Fully Diluted	193,412	192,736	192,701	192,685	192,578
Net income per Common Share - Fully Diluted (3)	$0.36	$0.38	$0.33	$0.36	$0.35
FFO per Common Share and OP Unit - Fully Diluted	$0.64	$0.65	$0.61	$0.63	$0.57
Normalized FFO per Common Share and OP Unit - Fully Diluted	$0.64	$0.65	$0.61	$0.64	$0.57
Dividends per Common Share	$0.3625	$0.3625	$0.3625	$0.3625	$0.3425

Balance Sheet
Total assets	$5,308	$4,982	$4,824	$4,786	$4,419
Total liabilities	$3,822	$3,673	$3,522	$3,481	$3,114

Market Capitalization
Total debt (4)	$3,303	$3,154	$3,010	$3,012	$2,695
Total market capitalization (5)	$20,392	$18,216	$17,340	$15,280	$14,905

Ratios
Total debt / total market capitalization	16.2%	17.3%	17.4%	19.7%	18.1%
Total debt / Adjusted EBITDAre (6)	5.6	5.5	5.4	5.7	5.2
Interest coverage (7)	5.5	5.5	5.4	5.2	5.1
Fixed charges(8)	5.5	5.4	5.3	5.1	5.0

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1.See Non-GAAP Financial Measures Definitions and Reconciliations at the end of the supplemental financial information for definitions of Adjusted EBITDAre, FFO, Normalized FFO and FAD and a reconciliation of Consolidated net income to Adjusted EBITDAre.
2.See page 9 for a reconciliation of Net income available for Common Stockholders to Non-GAAP financial measures FFO available for Common Stock and OP Unit holders, Normalized FFO available for Common Stock and OP Unit holders and FAD for Common Stock and OP Unit holders.
3.Net income per Common Share - Fully Diluted is calculated before Income allocated to non-controlling interest - Common OP Units.
4.Excludes deferred financing costs of approximately $28.9 million as of December 31, 2021.
5.See page 16 for the calculation of market capitalization as of December 31, 2021.
6.Calculated using trailing twelve months Adjusted EBITDAre.
7.Calculated by dividing trailing twelve months Adjusted EBITDAre by the interest expense incurred during the same period.
8.See Non-GAAP Financial Measures Definitions and Reconciliations at the end of the supplemental financial information for a definition of fixed charges. This ratio is calculated by dividing trailing twelve months Adjusted EBITDAre by the sum of fixed charges and preferred stock dividends, if any, during the same period.

4Q 2021 Supplemental Financial Information	4	Equity LifeStyle Properties, Inc.

Consolidated Balance Sheets

(In thousands, except share and per share data)

	December 31, 2021	December 31, 2020
	(unaudited)
Assets
Investment in real estate:
Land	$2,019,787	$1,676,636
Land improvements	3,912,062	3,543,479
Buildings and other depreciable property	1,057,215	940,311
	6,989,064	6,160,426
Accumulated depreciation	(2,103,774)	(1,924,585)
Net investment in real estate	4,885,290	4,235,841
Cash and restricted cash	123,398	24,060
Notes receivable, net	39,955	35,844
Investment in unconsolidated joint ventures	70,312	19,726
Deferred commission expense	47,349	42,472
Other assets, net	141,567	61,026
Total Assets	$5,307,871	$4,418,969

Liabilities and Equity
Liabilities:
Mortgage notes payable, net	$2,627,783	$2,444,930
Term loan, net	297,436	—
Unsecured line of credit	349,000	222,000
Accounts payable and other liabilities	172,285	129,666
Deferred membership revenue	176,439	150,692
Accrued interest payable	9,293	8,336
Rents and other customer payments received in advance and security deposits	118,696	92,587
Distributions payable	70,768	66,003
Total Liabilities	3,821,700	3,114,214
Equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized as of December 31, 2021 and December 31, 2020; none issued and outstanding.	—	—
Common stock, $0.01 par value, 600,000,000 shares authorized as of December 31, 2021 and December 31, 2020; 185,640,379 and 182,230,631 shares issued and outstanding as of December 31, 2021 and December 31, 2020, respectively.	1,913	1,813
Paid-in capital	1,593,362	1,411,397
Distributions in excess of accumulated earnings	(183,689)	(179,523)
Accumulated other comprehensive income (loss)	3,524	—
Total Stockholders’ Equity	1,415,110	1,233,687
Non-controlling interests – Common OP Units	71,061	71,068
Total Equity	1,486,171	1,304,755
Total Liabilities and Equity	$5,307,871	$4,418,969

4Q 2021 Supplemental Financial Information	5	Equity LifeStyle Properties, Inc.

Consolidated Income Statements

(In thousands, unaudited)

	Quarters Ended December 31,		Years Ended December 31,
	2021	2020	2021	2020
Revenues:
Rental income	$258,282	$227,565	$1,032,575	$923,743
Annual membership subscriptions	15,203	13,609	58,251	53,085
Membership upgrade sales current period, gross	6,927	5,217	36,270	21,739
Membership upgrade sales upfront payments, deferred, net	(3,945)	(2,683)	(25,079)	(12,062)
Other income	13,539	13,001	50,298	46,008
Gross revenues from home sales	31,534	12,450	98,457	45,695
Brokered resale and ancillary services revenues, net	929	49	9,351	2,060
Interest income	1,702	1,755	7,016	7,154
Income from other investments, net	1,159	933	4,555	4,026
Total revenues	325,330	271,896	1,271,694	1,091,448

Expenses:
Property operating and maintenance	98,283	85,875	398,983	354,340
Real estate taxes	18,517	16,630	72,671	66,120
Sales and marketing, gross	4,756	4,024	23,743	17,332
Membership sales commissions, deferred, net	(670)	(333)	(5,075)	(1,660)
Property management	17,024	13,623	65,979	57,967
Depreciation and amortization	50,317	39,194	188,444	155,131
Cost of home sales	29,743	12,602	94,314	46,229
Home selling expenses	1,283	1,037	5,138	4,572
General and administrative	9,576	8,120	40,717	39,276
Other expenses	805	682	3,100	2,567
Early debt retirement	—	—	2,784	10,786
Interest and related amortization	27,951	25,231	108,718	102,771
Total expenses	257,585	206,685	999,516	855,431
Loss on sale of real estate, net	—	—	(59)	—
Income before equity in income of unconsolidated joint ventures	67,745	65,211	272,119	236,017
Equity in income of unconsolidated joint ventures	1,095	3,160	3,881	5,399
Consolidated net income	68,840	68,371	276,000	241,416

Income allocated to non-controlling interests – Common OP Units	(3,286)	(3,717)	(13,522)	(13,132)
Redeemable perpetual preferred stock dividends	(8)	(8)	(16)	(16)
Net income available for Common Stockholders	$65,546	$64,646	$262,462	$228,268

4Q 2021 Supplemental Financial Information	6	Equity LifeStyle Properties, Inc.

Non-GAAP Financial Measures

This document contains certain non-GAAP measures used by management that we believe are helpful to understand our business. We believe investors should review these non-GAAP measures along with GAAP net income and cash flows from operating activities, investing activities and financing activities, when evaluating an equity REIT’s operating performance. Our definitions and calculations of these non-GAAP financial and operating measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable. These non-GAAP financial and operating measures do not represent cash generated from operating activities in accordance with GAAP, nor do they represent cash available to pay distributions and should not be considered as an alternative to net income, determined in accordance with GAAP, as an indication of our financial performance, or to cash flows from operating activities, determined in accordance with GAAP, as a measure of our liquidity, nor are they indicative of funds available to fund our cash needs, including our ability to make cash distributions. For definitions and reconciliations of non-GAAP measures to our financial statements as prepared under GAAP, refer to both Reconciliation of Net Income to Non-GAAP Financial Measures on page 9 and Non-GAAP Financial Measures Definitions and Reconciliations on pages 18 - 20.

4Q 2021 Supplemental Financial Information	7	Equity LifeStyle Properties, Inc.

Selected Non-GAAP Financial Measures

(In millions, except per share data, unaudited)

Quarter Ended
December 31, 2021
Income from property operations, excluding deferrals and property management - 2021 Core (1)	$164.5
Income from property operations, excluding deferrals and property management - Non-Core (1)	7.9
Property management and general and administrative (excluding transaction costs)	(26.0)
Other income and expenses	5.2
Interest and related amortization	(28.0)
Normalized FFO and FFO available for Common Stock and OP Unit holders (2)	$123.6
Transaction costs	(0.6)
FFO available for Common Stock and OP Unit holders (2)	$123.0

FFO per Common Share and OP Unit - Fully Diluted	$0.64
Normalized FFO per Common Share and OP Unit - Fully Diluted	$0.64

Normalized FFO available for Common Stock and OP Unit holders (2)	$123.6
Non-revenue producing improvements to real estate	(21.3)
FAD for Common Stock and OP Unit holders (2)	$102.3

Weighted average Common Shares and OP Units - Fully Diluted	193.4

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1.See page 11 for details of the Core Income from Property Operations, excluding deferrals and property management. See page 12 for details of the Non-Core Income from Property Operations, excluding deferrals and property management.
2.See page 9 for a reconciliation of Net income available for Common Stockholders to FFO available for Common Stock and OP Unit holders, Normalized FFO available for Common Stock and OP Unit holders and FAD for Common Stock and OP Unit holders.

4Q 2021 Supplemental Financial Information	8	Equity LifeStyle Properties, Inc.

Reconciliation of Net Income to Non-GAAP Financial Measures

(In thousands, except per share data, unaudited)

	Quarters Ended December 31,		Years Ended December 31,
	2021	2020	2021	2020
Net income available for Common Stockholders	$65,546	$64,646	$262,462	$228,268
Income allocated to non-controlling interests – Common OP Units	3,286	3,717	13,522	13,132
Membership upgrade sales upfront payments, deferred, net	3,945	2,683	25,079	12,062
Membership sales commissions, deferred, net	(670)	(333)	(5,075)	(1,660)
Depreciation and amortization	50,317	39,194	188,444	155,131
Depreciation on unconsolidated joint ventures	536	183	1,083	727
Gain on unconsolidated joint ventures	—	(1,229)	—	(1,229)
Loss on sale of real estate, net	—	—	59	—
FFO available for Common Stock and OP Unit holders	122,960	108,861	485,574	406,431
Early debt retirement	—	—	2,784	10,786
Transaction costs	598	—	598	—
COVID-19 expenses	—	—	—	1,446
Normalized FFO available for Common Stock and OP Unit holders	123,558	108,861	488,956	418,663
Non-revenue producing improvements to real estate	(21,247)	(17,712)	(70,510)	(59,989)
FAD for Common Stock and OP Unit holders	$102,311	$91,149	$418,446	$358,674

Net income available per Common Share - Basic	$0.36	$0.36	$1.43	$1.26
Net income available per Common Share - Fully Diluted (1)	$0.36	$0.35	$1.43	$1.25

FFO per Common Share and OP Unit - Basic	$0.64	$0.57	$2.52	$2.11
FFO per Common Share and OP Unit - Fully Diluted	$0.64	$0.57	$2.52	$2.11

Normalized FFO per Common Share and OP Unit - Basic	$0.64	$0.57	$2.54	$2.18
Normalized FFO per Common Share and OP Unit - Fully Diluted	$0.64	$0.57	$2.53	$2.17

Weighted average Common Shares outstanding - Basic	183,889	181,878	182,917	181,828
Weighted average Common Shares and OP Units outstanding - Basic	193,183	192,360	192,656	192,312
Weighted average Common Shares and OP Units outstanding - Fully Diluted	193,412	192,578	192,883	192,555

______________________
1.Net income per fully diluted Common Share is calculated before Income allocated to non-controlling interest - Common OP Units.

4Q 2021 Supplemental Financial Information	9	Equity LifeStyle Properties, Inc.

Consolidated Income from Property Operations (1)

(In millions, except home site and occupancy figures, unaudited)

	Quarters Ended December 31,		Years Ended December 31,
	2021	2020	2021	2020
MH base rental income (2)	$152.8	$145.2	$603.1	$572.7
Rental home income (2)	4.0	4.2	16.7	16.4
RV and marina base rental income (2)	89.6	67.7	362.8	287.8
Annual membership subscriptions	15.2	13.6	58.3	53.1
Membership upgrade sales current period, gross	6.9	5.2	36.3	21.7
Utility and other income (2)	28.1	26.0	108.4	99.7
Property operating revenues	296.6	261.9	1,185.6	1,051.4

Property operating, maintenance and real estate taxes (2)	119.4	105.0	479.9	427.3
Sales and marketing, gross	4.8	4.0	23.7	17.3
Property operating expenses	124.2	109.0	503.6	444.6
Income from property operations, excluding deferrals and property management (1)	$172.4	$152.9	$682.0	$606.8

Manufactured home site figures and occupancy averages:
Total sites	73,457	72,535	73,232	72,380
Occupied sites	69,672	68,942	69,463	68,691
Occupancy %	94.8%	95.0%	94.9%	94.9%
Monthly base rent per site	$731	$702	$723	$695

RV and marina base rental income:
Annual	$63.5	$49.6	$237.2	$192.2
Seasonal	11.6	7.0	41.7	39.9
Transient	14.5	11.1	83.9	55.7
Total RV and marina base rental income	$89.6	$67.7	$362.8	$287.8

______________________
1.Excludes property management and the GAAP deferral of membership upgrade sales upfront payments and membership sales commissions, net.
2.MH base rental income, Rental home income, RV and marina base rental income and Utility income, net of bad debt expense, are presented in Rental income in the Consolidated Income Statements on page 6. Bad debt expense is presented in Property operating, maintenance and real estate taxes in this table.

4Q 2021 Supplemental Financial Information	10	Equity LifeStyle Properties, Inc.

Core Income from Property Operations (1)

(In millions, except home site and occupancy figures, unaudited)

	Quarters Ended December 31,			Years Ended December 31,
	2021	2020	Change (2)	2021	2020	Change (2)
MH base rental income	$151.7	$144.8	4.8%	$599.2	$572.2	4.7%
Rental home income	4.0	4.2	(5.8)%	16.7	16.4	1.4%
RV and marina base rental income	77.7	67.1	15.9%	324.1	287.2	12.9%
Annual membership subscriptions	15.2	13.6	11.7%	58.2	53.1	9.7%
Membership upgrade sales current period, gross	6.9	5.2	32.8%	36.3	21.7	66.8%
Utility and other income	25.5	25.8	(1.1)%	103.2	99.5	3.8%
Property operating revenues	281.0	260.7	7.8%	1,137.7	1,050.1	8.3%

Utility expense	32.0	28.7	11.3%	127.3	116.4	9.4%
Payroll	23.8	23.3	2.2%	100.1	95.7	4.6%
Repair & Maintenance	17.5	16.2	8.2%	75.0	72.2	3.9%
Insurance and other (3)	21.1	19.9	5.9%	83.5	76.3	9.4%
Real estate taxes	17.3	16.5	4.5%	68.5	65.9	4.0%
Sales and marketing, gross	4.8	4.0	18.1%	23.7	17.3	36.9%
Property operating expenses	116.5	108.6	7.3%	478.1	443.8	7.7%
Income from property operations, excluding deferrals and property management (1)	$164.5	$152.1	8.2%	$659.6	$606.3	8.8%

Occupied sites (4)	69,192	68,869

Core manufactured home site figures and occupancy averages:
Total sites	72,591	72,099		72,451	72,065
Occupied sites	69,101	68,780		68,985	68,639
Occupancy %	95.2%	95.4%		95.2%	95.2%
Monthly base rent per site	$732	$702		$724	$695

Core RV and marina base rental income:
Annual (5)	$53.1	$49.3	7.8%	$205.0	$191.9	6.8%
Seasonal	11.0	7.0	57.4%	39.8	39.9	(0.2)%
Transient	13.6	10.8	26.0%	79.3	55.4	43.2%
Total RV and marina base rental income	$77.7	$67.1	15.9%	$324.1	$287.2	12.9%

______________________
1.Excludes property management and the GAAP deferral of membership upgrades sales upfront payments and membership sales commissions, net.
2.Calculations prepared using actual results without rounding.
3.Includes bad debt expense for the periods presented.
4.Occupied sites are presented as of the end of the period. Occupied sites have increased by 323 from 68,869 at December 31, 2020.
5.Core Annual marina base rental income represents approximately 99% of the total Core marina base rental income for all periods presented.

4Q 2021 Supplemental Financial Information	11	Equity LifeStyle Properties, Inc.

Non-Core Income from Property Operations (1)

(In millions, unaudited)

	Quarter Ended	Year Ended
	December 31, 2021	December 31, 2021
MH base rental income	$1.1	$3.9
RV and marina base rental income	11.9	38.7
Utility and other income	2.5	5.4
Property operating revenues	15.5	48.0

Property operating expenses (2)	7.6	25.6
Income from property operations, excluding deferrals and property management (1)	$7.9	$22.4

______________________
1.Excludes property management and the GAAP deferral of membership upgrade sales upfront payments and membership sales commissions, net.
2.Includes bad debt expense for the periods presented.

4Q 2021 Supplemental Financial Information	12	Equity LifeStyle Properties, Inc.

Income from Rental Home Operations

(In millions, except occupied rentals, unaudited)

	Quarters Ended December 31,		Years Ended December 31,
	2021	2020	2021	2020
Manufactured homes:
Rental operations revenues (1)	$11.5	$12.2	$48.2	$47.9
Rental home operations expense (2)	1.6	1.6	5.7	5.9
Income from rental home operations	9.9	10.6	42.5	42.0
Depreciation on rental homes (3)	2.6	2.7	10.5	10.9
Income from rental operations, net of depreciation	$7.3	$7.9	$32.0	$31.1

Occupied rentals: (4)
New	3,038	3,357
Used	424	567
Total occupied rental sites	3,462	3,924

	As of December 31, 2021		As of December 31, 2020
Cost basis in rental homes: (5)	Gross	Net of Depreciation	Gross	Net of Depreciation
New	$228.0	$185.8	$232.4	$198.7
Used	16.1	8.7	18.3	11.8
Total rental homes	$244.1	$194.5	$250.7	$210.5

______________________
1.For the quarters ended December 31, 2021 and 2020, approximately $7.5 million and $8.0 million, respectively, of the rental operations revenue is included in the MH base rental income in the Core Income from Property Operations on page 11. For the year ended December 31, 2021 and 2020, approximately $31.5 million and $31.4 million, respectively, of the rental operations revenue is included in the MH base rental income in the Core Income from Property Operations on page 11. The remainder of the rental operations revenue is included in Rental home income for the quarters and years ended December 31, 2021 and 2020 in the Core Income from Property Operations on page 11.
2.Rental home operations expense is included in Property operating, maintenance and real estate taxes in the Consolidated Income from Property Operations on page 10. Rental home operations expense is included in Insurance and other in the Core Income from Property Operations on page 11.
3.Depreciation on rental homes in our Core portfolio is presented in Depreciation and amortization in the Consolidated Income Statements on page 6.
4.Occupied rentals as of the end of the period in our Core portfolio. Included in the quarters ended December 31, 2021 and 2020 were 236 and 298 homes rented through ECHO Financing LLC ("ECHO joint venture"), respectively. As of December 31, 2021 and 2020, the rental home investment associated with the ECHO joint venture totaled approximately $9.1 million and $11.6 million, respectively.
5.Includes both occupied and unoccupied rental homes in our Core portfolio. New home cost basis does not include the costs associated with our ECHO joint venture. As of December 31, 2021 and 2020, our investment in the ECHO joint venture was approximately $18.1 million and $17.4 million, respectively.

4Q 2021 Supplemental Financial Information	13	Equity LifeStyle Properties, Inc.

Total Sites and Home Sales

(In thousands, except sites and home sale volumes, unaudited)

Summary of Total Sites as of December 31, 2021
Sites (1)
MH sites	73,400
RV sites:
Annual	33,700
Seasonal (2)	10,900
Transient	16,500
Marina slips	6,800
Membership (3)	25,100
Joint Ventures (4)	2,800
Total (5)	169,300

Home Sales - Select Data
	Quarters Ended December 31,		Years Ended December 31,
	2021	2020	2021	2020
Total New Home Sales Volume (6)	338	173	1,163	644
New Home Sales Volume - ECHO joint venture	26	13	82	51
New Home Sales Gross Revenues (6)	$30,089	$11,539	$94,160	$40,402

Total Used Home Sales Volume	118	96	432	546
Used Home Sales Gross Revenues	$1,445	$911	$4,297	$5,293

Brokered Home Resales Volume	192	126	735	580
Brokered Home Resale Revenues, net	$378	$202	$1,364	$886

______________________
1.MH sites are generally leased on an annual basis to residents who own or lease factory-built homes, including manufactured homes. Annual RV and marina sites are leased on an annual basis to customers who generally have an RV, factory-built cottage, boat or other unit placed on the site, including those Northern properties that are open for the summer season. Seasonal RV and marina sites are leased to customers generally for one to six months. Transient RV and marina sites are leased to customers on a short-term basis.
2.Includes sites reserved but not used by seasonal customers due to travel restrictions.
3.Sites primarily utilized by approximately 125,100 members. Includes approximately 6,300 sites rented on an annual basis.
4.Joint ventures have approximately 1,800 annual Sites and 1,000 transient Sites.
5.Total does not foot due to rounding.
6.Total new home sales volume includes home sales from our ECHO joint venture. New home sales gross revenues does not include the revenues associated with the ECHO joint venture.

4Q 2021 Supplemental Financial Information	14	Equity LifeStyle Properties, Inc.

Memberships - Select Data

(Unaudited)

	Years Ended December 31,
	2017	2018	2019	2020	2021
Member Count (1)	106,456	111,094	115,680	116,169	125,149
Thousand Trails Camping Pass (TTC) Origination	31,618	37,528	41,484	44,129	50,523
TTC Sales	14,128	17,194	19,267	20,587	23,923
RV Dealer TTC Activations	17,490	20,334	22,217	23,542	26,600
Number of annuals (2)	5,843	5,888	5,938	5,986	6,320
Number of upgrade sales (3)	2,514	2,500	2,919	3,373	4,863

(In thousands, unaudited)
Annual membership subscriptions	$45,798	$47,778	$51,015	$53,085	$58,251
RV base rental income from annuals	$16,841	$18,363	$19,634	$20,761	$23,127
RV base rental income from seasonals/transients	$18,231	$19,840	$20,181	$18,126	$25,562
Membership upgrade sales current period, gross	$14,130	$15,191	$19,111	$21,739	$36,270
Utility and other income	$2,254	$2,410	$2,422	$2,426	$2,735

______________________
1.Members have entered into annual subscriptions with us that entitle them to use certain properties on a continuous basis for up to 21 days.
2.Members who rent a specific site for an entire year in connection with their membership subscriptions.
3.Existing members who have upgraded memberships are eligible for enhanced benefits, including but not limited to longer stays, the ability to make earlier reservations, potential discounts on rental units, and potential access to additional properties. Upgrades require a non-refundable upfront payment.

4Q 2021 Supplemental Financial Information	15	Equity LifeStyle Properties, Inc.

Market Capitalization

(In millions, except share and OP Unit data, unaudited)

Capital Structure as of December 31, 2021

	Total Common Shares/Units	% of Total Common Shares/Units	Total	% of Total	% of Total Market Capitalization

Secured Debt			$2,654	80.4%
Unsecured Debt			649	19.6%
Total Debt (1)			$3,303	100.0%	16.2%

Common Shares	185,640,379	95.2%
OP Units	9,305,651	4.8%
Total Common Shares and OP Units	194,946,030	100.0%
Common Stock price at December 31, 2021	$87.66
Fair Value of Common Shares and OP Units			$17,089	100.0%
Total Equity			$17,089	100.0%	83.8%

Total Market Capitalization			$20,392		100.0%

______________________
1.    Excludes deferred financing costs of approximately $28.9 million.

4Q 2021 Supplemental Financial Information	16	Equity LifeStyle Properties, Inc.

Debt Maturity Schedule

Debt Maturity Schedule as of December 31, 2021
(In thousands, unaudited)

Year	Secured Debt	Weighted Average Interest Rate	Unsecured Debt (1)	Weighted Average Interest Rate	Total Debt	% of Total Debt	Weighted Average Interest Rate
2022	$73,803	4.16%	$—	—%	$73,803	2.50%	4.16%
2023	96,153	4.96%	—	—%	96,153	3.26%	4.96%
2024	10,226	5.49%	—	—%	10,226	0.35%	5.49%
2025	95,857	3.45%	—	—%	95,857	3.25%	3.45%
2026	—	—%	300,000	1.79%	300,000	10.16%	1.79%
2027	—	—%		—%	—	—%	—%
2028	212,192	4.19%	—	—%	212,192	7.18%	4.19%
2029	40,125	4.10%	—	—%	40,125	1.36%	4.10%
2030	275,385	2.69%	—	—%	275,385	9.32%	2.69%
2031	267,789	2.46%	—	—%	267,789	9.07%	2.46%
Thereafter	1,582,214	3.82%	—	—%	1,582,214	53.57%	3.82%
Total	$2,653,744	3.65%	$300,000	1.79%	$2,953,744	100.0%	3.46%

Unsecured Line of Credit (1)	—		349,000		349,000

Note Premiums	341		—		341

Total Debt	2,654,085		649,000		3,303,085

Deferred Financing Costs	(26,303)		(2,564)		(28,867)

Total Debt, net	$2,627,782		$646,436		$3,274,218		3.41%	(2)

Average Years to Maturity	11.9		3.8		10.3

______________________
1.The balance on the existing line of credit was $69.0 million at January 24, 2022.
2.Reflects effective interest rate for the quarter ended December 31, 2021, including interest associated with the line of credit and amortization of note premiums and deferred financing costs.

4Q 2021 Supplemental Financial Information	17	Equity LifeStyle Properties, Inc.

Non-GAAP Financial Measures Definitions and Reconciliations

FUNDS FROM OPERATIONS (FFO). We define FFO as net income, computed in accordance with GAAP, excluding gains or losses from sales of properties, depreciation and amortization related to real estate, impairment charges and adjustments to reflect our share of FFO of unconsolidated joint ventures. Adjustments for unconsolidated joint ventures are calculated to reflect FFO on the same basis. We compute FFO in accordance with our interpretation of standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do. We receive non-refundable upfront payments from membership upgrade contracts. In accordance with GAAP, the non-refundable upfront payments and related commissions are deferred and amortized over the estimated membership upgrade contract term. Although the NAREIT definition of FFO does not address the treatment of non-refundable upfront payments, we believe that it is appropriate to adjust for the impact of the deferral activity in our calculation of FFO.
We believe FFO, as defined by the Board of Governors of NAREIT, is generally a measure of performance for an equity REIT. While FFO is a relevant and widely used measure of operating performance for equity REITs, it does not represent cash flow from operations or net income as defined by GAAP, and it should not be considered as an alternative to these indicators in evaluating liquidity or operating performance.
NORMALIZED FUNDS FROM OPERATIONS (NORMALIZED FFO). We define Normalized FFO as FFO excluding non-operating income and expense items, such as gains and losses from early debt extinguishment, including prepayment penalties and defeasance costs, and other miscellaneous non-comparable items. Normalized FFO presented herein is not necessarily comparable to Normalized FFO presented by other real estate companies due to the fact that not all real estate companies use the same methodology for computing this amount.
FUNDS AVAILABLE FOR DISTRIBUTION (FAD). We define FAD as Normalized FFO less non-revenue producing capital expenditures.
We believe that FFO, Normalized FFO and FAD are helpful to investors as supplemental measures of the performance of an equity REIT. We believe that by excluding the effect of gains or losses from sales of properties, depreciation and amortization related to real estate and impairment charges, which are based on historical costs and may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and among other equity REITs. We further believe that Normalized FFO provides useful information to investors, analysts and our management because it allows them to compare our operating performance to the operating performance of other real estate companies and between periods on a consistent basis without having to account for differences not related to our operations. For example, we believe that excluding the early extinguishment of debt and other miscellaneous non-comparable items from FFO allows investors, analysts and our management to assess the sustainability of operating performance in future periods because these costs do not affect the future operations of the properties. In some cases, we provide information about identified non-cash components of FFO and Normalized FFO because it allows investors, analysts and our management to assess the impact of those items.
INCOME FROM PROPERTY OPERATIONS, EXCLUDING DEFERRALS AND PROPERTY MANAGEMENT. We define Income from property operations, excluding deferrals and property management as rental income, membership subscriptions and upgrade sales, utility and other income less property and rental home operating and maintenance expenses, real estate taxes, sales and marketing expenses, excluding property management and the GAAP deferral of membership upgrade sales upfront payments and membership sales commissions, net. For comparative purposes, we present bad debt expense within Property operating, maintenance and real estate taxes in the current and prior periods. We believe that this Non-GAAP financial measure is helpful to investors and analysts as a measure of the operating results of our properties.

4Q 2021 Supplemental Financial Information	18	Equity LifeStyle Properties, Inc.

The following table reconciles Net income available for Common Stockholders to Income from property operations:

	Quarters Ended December 31,		Years Ended December 31,
(amounts in thousands)	2021	2020	2021	2020
Net income available for Common Stockholders	$65,546	$64,646	$262,462	$228,268
Redeemable perpetual preferred stock dividends	8	8	16	16
Income allocated to non-controlling interests – Common OP Units	3,286	3,717	13,522	13,132
Equity in income of unconsolidated joint ventures	(1,095)	(3,160)	(3,881)	(5,399)
Income before equity in income of unconsolidated joint ventures	67,745	65,211	272,119	236,017
Loss on sale of real estate, net	—	—	59	—
Membership upgrade sales upfront payments, deferred, net	3,945	2,683	25,079	12,062
Gross revenues from home sales	(31,534)	(12,450)	(98,457)	(45,695)
Brokered resale and ancillary services revenues, net	(929)	(49)	(9,351)	(2,060)
Interest income	(1,702)	(1,755)	(7,016)	(7,154)
Income from other investments, net	(1,159)	(933)	(4,555)	(4,026)
Membership sales commissions, deferred, net	(670)	(333)	(5,075)	(1,660)
Property management	17,024	13,623	65,979	57,967
Depreciation and amortization	50,317	39,194	188,444	155,131
Cost of home sales	29,743	12,602	94,314	46,229
Home selling expenses	1,283	1,037	5,138	4,572
General and administrative	9,576	8,120	40,717	39,276
Other expenses	805	682	3,100	2,567
Early debt retirement	—	—	2,784	10,786
Interest and related amortization	27,951	25,231	108,718	102,771
Income from property operations, excluding deferrals and property management	172,395	152,863	681,997	606,783
Membership upgrade sales upfront payments, and membership sales commissions, deferred, net	(3,275)	(2,350)	(20,004)	(10,402)
Property management	(17,024)	(13,623)	(65,979)	(57,967)
Income from property operations	$152,096	$136,890	$596,014	$538,414
EARNINGS BEFORE INTEREST, TAX, DEPRECIATION AND AMORTIZATION FOR REAL ESTATE (EBITDAre) AND ADJUSTED EBITDAre. We define EBITDAre as net income or loss excluding interest income and expense, income taxes, depreciation and amortization, gains or losses from sales of properties, impairments charges, and adjustments to reflect our share of EBITDAre of unconsolidated joint ventures. We compute EBITDAre in accordance with our interpretation of the standards established by NAREIT, which may not be comparable to EBITDAre reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do. We receive non-refundable upfront payments from membership upgrade contracts. In accordance with GAAP, the non-refundable upfront payments and related commissions are deferred and amortized over the estimated customer life. Although the NAREIT definition of EBITDAre does not address the treatment of non-refundable upfront payments, we believe that it is appropriate to adjust for the impact of the deferral activity in our calculation of EBITDAre.
We define Adjusted EBITDAre as EBITDAre excluding non-operating income and expense items, such as gains and losses from early debt extinguishment, including prepayment penalties and defeasance costs, and other miscellaneous non-comparable items.
We believe that EBITDAre and Adjusted EBITDAre may be useful to an investor in evaluating our operating performance and liquidity because the measures are widely used to measure the operating performance of an equity REIT.

4Q 2021 Supplemental Financial Information	19	Equity LifeStyle Properties, Inc.

The following table reconciles Consolidated net income to EBITDAre and Adjusted EBITDAre:

	Quarters Ended December 31,		Years Ended December 31,
(amounts in thousands)	2021	2020	2021	2020
Consolidated net income	$68,840	$68,371	$276,000	$241,416
Interest income	(1,702)	(1,755)	(7,016)	(7,154)
Membership upgrade sales upfront payments, deferred, net	3,945	2,683	25,079	12,062
Membership sales commissions, deferred, net	(670)	(333)	(5,075)	(1,660)
Real estate depreciation and amortization	50,317	39,194	188,444	155,131
Other depreciation and amortization	765	682	2,927	2,567
Interest and related amortization	27,951	25,231	108,718	102,771
Loss on sale of real estate, net	—	—	59	—
Adjustments to our share of EBITDAre of unconsolidated joint ventures	612	(966)	1,390	(154)
EBITDAre	150,058	133,107	590,526	504,979
Early debt retirement	—	—	2,784	10,786
Transaction costs	598	—	598	—
COVID-19 expenses	—	—	—	1,446
Adjusted EBITDAre	$150,656	$133,107	$593,908	$517,211
CORE. The Core properties include properties we owned and operated during all of 2020 and 2021. We believe Core is a measure that is useful to investors for annual comparison as it removes the fluctuations associated with acquisitions, dispositions and significant transactions or unique situations.
NON-CORE. The Non-Core properties include properties that were not owned and operated during all of 2020 and 2021. This includes, but is not limited to, one MH community, seven RV communities and one marina acquired during 2020 and six RV communities and eleven marinas acquired during 2021.
INCOME FROM RENTAL OPERATIONS, NET OF DEPRECIATION. We use Income from rental operations, net of depreciation as an alternative measure to evaluate the operating results of our home rental program. Income from rental operations, net of depreciation, represents income from rental operations less depreciation expense on rental homes. We believe this measure is meaningful for investors as it provides a complete picture of the home rental program operating results, including the impact of depreciation, which affects our home rental program investment decisions.
NON-REVENUE PRODUCING IMPROVEMENTS. Represents capital expenditures that do not directly result in increased revenue or expense savings and are primarily comprised of common area improvements, furniture and mechanical improvements.
FIXED CHARGES. Fixed charges consist of interest expense, amortization of note premiums and debt issuance costs.

4Q 2021 Supplemental Financial Information	20	Equity LifeStyle Properties, Inc.